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                                                                     EXHIBIT 5.1


                                 June 17, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  STORM TECHNOLOGY, INC.
          REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     As legal counsel for Storm Technology, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 4,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), to be issued by the Company upon conversion of shares of the Company's Series B Preferred Stock and upon Calls for Proceeds, as described in the Prospectus.

     We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the portion of the 4,000,000 shares of Common Stock of the Company being registered pursuant to the Registration Statement which is to be issued upon conversion of the Series B Preferred Stock will be, upon issuance in accordance with the terms of the Company's Certificate of Designation for the Series B Preferred Stock, duly authorized shares, validly issued, fully paid, and nonassessable. Further, upon a Call for Proceeds, if any, that portion of the 4,000,000 shares of Common Stock of the Company being registered pursuant to the Registration Statement which is to be issued upon a Call for Proceeds will be duly authorized shares, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                 Respectfully submitted,


                                 /s/  Gray Cary Ware & Freidenrich

                                 GRAY CARY WARE & FREIDENRICH LLP